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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 1, 1999


                           AMERICAN VANTAGE COMPANIES
             (Exact name of registrant as specified in its charter)

           Nevada                        0-10061                  04-2709807
           ------                        -------                  ----------
(State or Other Jurisdiction    (Commission File Number)   (IRS Employer Ident. No.)
   of Incorporation)


             6787 West Tropicana, Suite 200, Las Vegas, Nevada 89103
          -------------------------------------------------------------
             (Address of Principal Executive Offices)        (Zip Code)


                                 (702) 227-9800
                           --------------------------
               Registrant's telephone number, including area code
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Item 5.  Other Events.

      On December 6, 1999, American Vantage Companies (the "Company"), entered into a stock purchase agreement, dated as of December 1, 1999 (the "Stock Purchase Agreement"), to purchase 80% of the capital stock of Placement 2000.Com, Inc. ("Placement 2000") for $1 million in cash and up to an additional $2 million in cash, based upon future earnings, to be used for Placement 2000's general corporate purposes. Placement 2000 is a privately held online job posting service for information technology (IT) professionals, companies, and recruiters. The Company granted options to Placement 2000's former principal, who is remaining with Placement 2000, to purchase up to 333,334 shares of the Company's common stock.

Item 7.  Exhibits.

      10.1 Stock Purchase Agreement, dated as of December 1, 1999, among the Company, Placement 2000 and Michael Woloshin

      10.2 Employment Agreement, dated as of December 1, 1999, between the Michael Woloshin and Placement 2000

      10.3 Option Agreement, dated as of December 1, 1999, between the Company and Michael Woloshin

      99.1  Press Release of the Company, dated December 7, 1999.


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          AMERICAN VANTAGE COMPANIES
                                          (Registrant)



Date: January __, 2000                    By:   /s/Ronald J. Tassinari
                                              ---------------------------------
                                                   Ronald J. Tassinari
                                                   President


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                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------
   10.1           Stock Purchase Agreement, dated as of December 1, 1999, among the Company, Placement 2000 and Michael Woloshin

   10.2 Employment Agreement, dated as of December 1, 1999, between the Michael Woloshin and Placement 2000

   10.3           Option Agreement, dated as of December 1, 1999, between the
                  Company and Michael Woloshin

   99.1           Press Release of the Company, dated December 7, 1999.


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